UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 16, 2012

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	20-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of New Energy Systems Group (the “Company”) occurred on December 16, 2012. A total of 9,712,685 shares of common stock, representing 66.02% of the shares outstanding and eligible to vote and constituting a quorum, were present in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting as set forth in the Company’s Proxy Statement, dated November 2, 2012 are as follows:

(a)
Proposal I: The Company’s shareholders elected Weihe Yu, Elan Yaish, Shuxian Cui and Li Liu to serve as members of the Board of until their respective successors have been duly elected and qualified or until his earlier resignation, removal or death. The votes cast with respect to each nominee are set forth below:

DIRECTORS:	FOR	WITHHELD	ABSTAIN	BROKER NON-VOTE
Weihe Yu	1,565,295	132,306	N/A	N/A
Elan Yaish	1,478,048	219,553	N/A	N/A
Shuxian Cui	1,475,609	221,992	N/A	N/A
Li Liu	1,480,008	217,593	N/A	N/A

(b)	Proposal II: The Company’s shareholders ratified and approved the amendment to the Company’s bylaws, with 1,501,795 votes for, 151,161 votes against, 44,645 abstentions and 8,015,084 broker non-votes.

(c)
Proposal III: The Company’s shareholders ratified the appointment of Goldman Kurland Mohidin, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, with 8,202,897 votes for, 1,474,570 votes against, 35,218 abstentions and 0 broker non-votes.

Item 8.01    Other Events.

On December 20, 2012, the Company announced the results of its 2012 Annual General Meeting held in Shenzhen, China on December 16, 2012.  A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press release dated December 20, 2012, issued by New Energy Systems Group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENERGY SYSTEMS GROUP

Date: December 20, 2012	By:	/s/ Weihe Yu
Name: Weihe Yu
Title: Chairman and Chief Executive Officer

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